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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
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    Pursuant to Section 13 and 15(d) of the Securities Exchange Act of 1934
                                  July 1, 1997
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               Date of Report (Date of earliest event reported)
               NEW ENERGY COMPANY OF INDIANA LIMITED PARTNERSHIP
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              (Exact name of Registrant as specified in charter)

           Indiana                  0-11431           52-1195762
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        (State or other   (Commission File Number)     (IRS Employer
        jurisdiction of                                Identification No.)
        incorporation)


              3201 West Calvert Street, South Bend, Indiana 46613
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              (Address of principal executive offices) (Zip Code)
                                 (219) 233-3116
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               Registrant's telephone number, including area code


                                       N/A
         (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS.

     The Company issued the following press release on July 1, 1997:

     New Energy Company of Indiana Limited Partnership ("New Energy") announced today that it has signed a definitive agreement under which the business and assets of New Energy will be acquired by Corn Energy, Inc. Corn Energy is an Indiana corporation organized by a Cincinnati, Ohio investor group for the purpose of this transaction.

     New Energy owns and operates an ethanol production facility in South Bend, Indiana. Its limited partner interests are owned by approximately 3,300 investors as a result of a 1982 public offering. For the year ended December 31, 1996, New Energy has total sales of approximately $132 million.

     The purchase price for New Energy is in excess of $70 million including the assumption of certain liabilities. The transaction is subject to approval by a majority in interest of the limited partners of New Energy and to compliance with certain regulatory and other conditions including the ability of Corn Energy to negotiate new terms for the Department of Energy indebtedness acceptable to it. Of the cash proceeds payable to New Energy, $2.5 million will be paid to the Business Development Corporation of South Bend, Mishawaka and St. Joseph County, Indiana in settlement of New Energy's obligations to it. It is estimated that those limited partners of New Energy entitled to share in the liquidation distribution will receive approximately $400 per limited partner unit as a result of the transaction.

     Corn Energy intends to continue to operate the business in substantially its present form. No changes are anticipated in New Energy's current workforce of approximately 135 persons, all of whom are employed at the South Bend facility.

     Larry W. Singleton, President and Chief Executive Officer of New Energy, said: "We have come to the point in our history where our capital structure does not provide the flexibility needed to meet the demands of our business. Although our investors have received substantial benefits over the years in the form of tax credits and deductible losses, there is little prospect for any cash distributions to them either in the near future or over the long term. As a result of this transaction, the employees, customers and suppliers of New Energy will have the opportunity to continue their current relationships with the business, and our limited partners will realize some additional recovery on their investment."


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                                    Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               New Energy Company of Indiana Limited Partnership (Registrant)

               By:   New Energy Corporation of Indiana General Partner

               By:   /s/Larry W. Singleton
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                    Larry W. Singleton, President and Chief Executive Officer



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